   As filed with the Securities and Exchange Commission on December 24, 1997
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           NOBLE DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                          73-0374541
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                                                           James C. Day
  10370 Richmond Avenue, Suite 400           Chairman, President and Chief Executive Officer
      Houston, Texas 77042                          10370 Richmond Avenue, Suite 400
        (713) 974-3131                                 Houston, Texas 77042
  (Address, including zip code, and                       (713) 974-3131
telephone number, including area code,       (Name, address, including zip code, and telephone number,
of registrant's principal executive offices)        including area code, of agent for service)

                              ------------------

                                   Copies to:

                            Robert D. Campbell, Esq.
                            Thompson & Knight, P.C.
                        1700 Pacific Avenue, Suite 3300
                              Dallas, Texas 75201
                                 (214) 969-1700

                              ------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                            PROPOSED MAXIMUM           PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF           AMOUNT TO BE           OFFERING PRICE               AGGREGATE                 AMOUNT OF
  SECURITIES TO BE REGISTERED          REGISTERED             PER SHARE (1)           OFFERING PRICE (1)        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.10
PAR VALUE PER SHARE.............     252,000 SHARES             $27.4375                  $6,914,250                 $2,040
PREFERRED STOCK
PURCHASE RIGHTS(2)..............           --                      --                         --                       --
================================================================================================================================

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on December 22, 1997.

(2) No additional fee is payable in respect of the Preferred Stock Purchase Rights associated with shares of Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED DECEMBER 24, 1997

PROSPECTUS

                                 252,000 SHARES

                           NOBLE DRILLING CORPORATION

                                  COMMON STOCK

                              --------------------


         All the 252,000 shares (the "Shares") of Common Stock, par value $.10 per share ("Common Stock"), of Noble Drilling Corporation (the "Company") offered hereby are being offered by and for the account of ___________, as Trustee of the Noble Drilling International Inc. Share Appreciation Rights Trust (the "Selling Stockholder"). Certain subsidiaries of the Company will receive a portion of the proceeds from the sale of the Shares. See "Selling Stockholder".

         The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "NE". The last reported sale price of the Common Stock on the NYSE on December 22, 1997 was $26.75 per share.

         The Shares will be sold from time to time by the Selling Stockholder through or to one or more broker-dealers in one or more transactions. Such sales may be made on the NYSE or otherwise at prices and at terms related to the then current market price, or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of a block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal, and resale by such broker or dealer, for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. See "Plan of Distribution".

         The Company has agreed with the Selling Stockholder to register the Shares offered hereby and to bear all fees and expenses incident to such registration. See "Selling Stockholder". The Company intends to keep the registration statement, of which this Prospectus is a part, effective during the term of the Trust (as defined herein). See "Selling Stockholder" and "Plan of Distribution".

                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------


               The date of this Prospectus is ___________, 1997.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site that contains reports, proxy statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov. The Company's Common Stock is listed on the NYSE and copies of reports, proxy statements and other information concerning the Company also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to a copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Commission by the Company (File No. 0-13857) are hereby incorporated by reference into this
Prospectus:

         I. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         II. The Company's Current Report on Form 8-K dated March 22, 1997 (regarding sale of mat rig fleet);

         III. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         IV. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

         V. The Company's Current Report on Form 8-K dated September 3, 1997 (regarding amendment of stockholder rights plan);

         VI. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and

         VII. The description of the Common Stock contained in the Registration Statement on Form 8-A of the Company heretofore filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE COMPANY, 10370 RICHMOND AVENUE, SUITE 400, HOUSTON, TEXAS 77042, ATTENTION: BYRON L. WELLIVER, SENIOR VICE PRESIDENT-FINANCE. TELEPHONE REQUESTS MAY BE DIRECTED TO BYRON L. WELLIVER AT (713) 974-3131.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY ONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                  THE COMPANY

         Noble Drilling Corporation is a leading provider of diversified services for the oil and gas industry worldwide. The Company's activities include offshore drilling services, turnkey drilling services and engineering and production management services. The Company's drilling fleet is broadly diversified, allowing it to work in a variety of operating conditions.

         The Company was organized as a Delaware corporation in 1939. The Company and its predecessors have been engaged in the contract drilling of oil and gas wells for others domestically since 1921 and internationally during various periods since 1939.

         The Company's principal executive offices are located at 10370 Richmond Avenue, Suite 400, Houston, Texas 77042, and its telephone number is
(713) 974-3131.

                              SELLING STOCKHOLDER

         On December ____, 1997, the Selling Stockholder entered into a Deed of Trust (the "Trust Deed") with Noble Drilling International Inc., a wholly-owned subsidiary of the Company ("NDII"), and certain subsidiaries of NDII (the "Participating Subsidiaries"), pursuant to which the Selling Stockholder was appointed trustee of the Noble Drilling International Inc. Share Appreciation Rights Trust (the "Trust"). The Trust was established to fund the obligations of the Participating Subsidiaries to make payments to employees of the Participating Subsidiaries upon the exercise by such employees of share appreciation rights ("SARs") issued to such employees by NDII under the Noble Drilling International Inc. Share Appreciation Rights Plan (the "Plan"). Under the Plan, an aggregate of 309,500 SARs were issued by NDII to employees of the Participating Subsidiaries, of which 252,000 SARs were outstanding on the date of establishment of the Trust. NDII established the Plan to provide employees of the Participating Subsidiaries with an incentive compensation opportunity based on appreciation in value of the Common Stock of the Company. Upon exercise by an employee of an outstanding SAR, the employee is entitled to a cash payment from the applicable Participating Subsidiary in an amount determined by multiplying (i) the difference between the fair market value of a share of Common Stock of the Company on the date of exercise of the SAR over the award price of the SAR times (ii) the number of shares of Common Stock with respect to which the SAR is exercised. All the outstanding SARs are currently exercisable and expire on July 24, 2001. The award price of all the outstanding SARs is $14.125.

         Pursuant to the terms of the Trust Deed, on December ____, 1997, the Company sold the Shares in a private placement to the Selling Stockholder for a cash purchase price of $__________ per share, which price was equal to the fair market value (as defined in the Plan) of a share of Common Stock of the Company on such date, and concurrently therewith the Selling Stockholder assumed the obligations of the Participating Subsidiaries under the Plan to make payments to employees of the Participating Subsidiaries upon exercise of the outstanding SARs. The cash used by the Selling Stockholder to purchase the Shares was contributed to the Trust by the Participating Subsidiaries. The Trust Deed provides that, as and when outstanding SARs are exercised by an employee, the Selling Stockholder shall sell a number of Shares equal to the number of SARs exercised and shall disburse the net proceeds from the sale of such Shares to the applicable Participating Subsidiary as agent for the Selling Stockholder
(i) to pay to the employee an amount equal to the payment such employee is entitled to receive under the Plan upon exercise of such SARs, (ii) to make any tax withholding payments required as a result of such payment and (iii) to retain the balance thereof for the benefit of such Participating Subsidiary. The Trust Deed also provides that, if any Shares remain in the trust estate at termination of the Trust because of the failure of an employee to exercise outstanding SARs, the Selling Stockholder shall sell the remaining Shares and the net proceeds of such sale shall be disbursed as follows: (i) an amount equal to the award price of the unexercised SARs shall be distributed free of trust to the applicable Participating Subsidiaries and (ii) the balance thereof shall be distributed to the applicable Participating Subsidiaries to be held in trust to pay their employees additional compensation for services rendered and/or to make charitable contributions, as each such Participating Subsidiary shall determine. The Trust will expire on July 31, 2001 or at such earlier time as mutually agreed to by NDII and the Selling Stockholder.

         NDII and the Participating Subsidiaries have agreed to pay the Selling Stockholder compensation for its services as trustee of the Trust and to reimburse it for its reasonable expenses incurred in connection therewith. NDII and the Participating Subsidiaries have also agreed to indemnify the Selling Stockholder for certain liabilities incurred by the Selling Stockholder in connection with its duties and responsibilities as trustee of the Trust.

                              PLAN OF DISTRIBUTION

         The Shares will be sold from time to time by the Selling Stockholder as and when outstanding SARs under the Plan are exercised and, if any Shares remain in the Trust at such time, upon termination of the Trust. Such sales may be made on the NYSE or otherwise at prices and at terms related to the then current market price, or in negotiated transactions. The Shares may be sold by any one or more of the following methods:

         (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of a block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal, and resale by such broker or dealer, for its account pursuant to this Prospectus;

         (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         (d) privately negotiated transactions.

         The Selling Stockholder may effect such transactions by selling the Shares through or to brokers or dealers, and such brokers or dealers will receive compensation in the form of discounts or commissions from the Selling Stockholder, and may receive commissions from the purchasers of the Shares for whom they may act as agent (which discounts or commissions from the Selling Stockholder or such purchasers will not exceed those customary in the types of transactions involved).

         The Company will pay all fees and expenses incident to the preparation and filing of the Registration Statement and this Prospectus, including legal and accounting fees and expenses. The Company intends to keep the Registration Statement effective during the term of the Trust.

                                 LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for the Company by Thompson & Knight, P.C., Dallas, Texas.

                                    EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Noble Drilling Corporation for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Except for the SEC registration fee, all expenses are estimated. All such expenses will be paid by the Registrant.

SEC registration fee ...................       $ 2,040
Accounting fees and expenses ...........        10,000
Legal fees and expenses ................         7,500
Miscellaneous ..........................         5,000
         Total .........................       $24,540

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

         Reference is made to Article VI of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

         The Registrant has entered into indemnity agreements with the Registrant's directors and bylaw officers intended to provide for indemnification to the fullest extent permitted by law.

         Pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Registrant limits the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

         The Registrant also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

         The foregoing summaries are necessarily subject to the complete text of the statute, bylaw, agreement, certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS.

         The information required by this Item 16 is set forth in the Index to Exhibits accompanying this Registration Statement.

ITEM 17.  UNDERTAKINGS.

         (a)      Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)      Request for acceleration of effective date.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of December, 1997.

                                            NOBLE DRILLING CORPORATION
                                            (Registrant)

                                            By: /s/ James C. Day
                                               ------------------------------
                                               James C. Day
                                               Chairman, President and Chief
                                               Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below constitutes and appoints James C. Day and Byron L. Welliver, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                                     Title                                               Date
---------                                     -----                                               ----
/s/ James C. Day                              Chairman, President and Chief Executive             December 23, 1997
-----------------------------------------     Officer and Director
James C. Day                                  (Principal Executive Officer)

/s/ Byron L. Welliver                         Senior Vice President - Finance,                    December 23, 1997
-----------------------------------------     Treasurer and Controller (Principal
Byron L. Welliver                             Financial and Accounting Officer)

/s/ Michael A. Cawley                         Director                                            December 23, 1997
-----------------------------------------
Michael A. Cawley

                                              Director                                            December 23, 1997
-----------------------------------------
Lawrence J. Chazen

/s/ Tommy C. Craighead                        Director                                            December 23, 1997
-----------------------------------------
Tommy C. Craighead

/s/ William J. Dore                           Director                                            December 23, 1997
-----------------------------------------
William J. Dore

/s/ James L. Fishel                           Director                                            December 23, 1997
-----------------------------------------
James L. Fishel

                                              Director                                            December 23, 1997
-----------------------------------------
Marc E. Leland

                               INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                   DESCRIPTION OF EXHIBIT
    ------                   ----------------------

     5.1 Opinion of Thompson & Knight, A Professional Corporation, regarding legality

     23.1 Consent of Thompson & Knight, A Professional Corporation (contained in its opinion filed as Exhibit 5.1)

     23.2  Consent of Price Waterhouse LLP

     24 Power of Attorney (a power of attorney pursuant to which amendments to the Registration Statement may be filed is included on the signature page hereof)

     99.1 Form of Noble Drilling International Inc. Share Appreciation Rights Trust